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                  Instruction to Registered Holder and/or Book
                Entry Transfer Participant from Beneficial Owner

                                       for

          Tender of 10-1/8 Senior Subordinated Notes Due 2007, Series A

                                 in Exchange for

               10-1/8 Senior Subordinated Notes Due 2007, Series B

                    OF SAFETY COMPONENTS INTERNATIONAL, INC.

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________________, 1997, UNLESS EXTENDED (THE "EXPIRATION DATE").

       OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
                    PRIOR TO THE EXPIRATION DATE.



Registered Holder and/or Participant of the Book-Entry Transfer Facility:


         The undersigned hereby acknowledges receipt of the Prospectus dated ______________, 1997 (the "Prospectus") of Safety Components International, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange any and all outstanding 101/8 Senior Subordinated Notes Due 2007, Series A (the "Old Notes") of the Company for a like aggregate principal amount of 10-1/8 Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes") of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

         $___________________ of the 10-1/8 Senior Subordinated Notes Due 2007, Series A.

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

         / / To TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED (IF ANY)):
$____________________

         / / Not to TENDER any Old Notes held by you for the account of the undersigned.
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         If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) any Exchange Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned,
(ii) the undersigned has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (iv) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                    SIGN HERE


Name of beneficial owner(s):
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Signature(s):
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Name(s)   (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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